As filed with the Securities and Exchange Commission on June 16, 1999

                                                           REGISTRATION NO. 333-

-------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                      ------------------------------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                      ------------------------------------


                          The Goldman Sachs Group, Inc.
             (Exact Name of Registrant as Specified in its Charter)

             Delaware                                          13-4019460
(State or Other Jurisdiction of                             (I.R.S. Employer
Incorporation or Organization)                             Identification No.)

                                 85 Broad Street
                            New York, New York 10004
                                 (212) 902-1000
                    (Address of Principal Executive Offices)

                      ------------------------------------


                   The Goldman Sachs 1999 Stock Incentive Plan
                   The Goldman Sachs Defined Contribution Plan
                            (Full Title of the Plans)

                      ------------------------------------


                                 Gregory K. Palm
                              Goldman, Sachs & Co.
                                 85 Broad Street
                            New York, New York 10004
                                 (212) 902-1000
                      (Name, address and telephone number,
                   including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                                                          Proposed              Proposed
                                                                          Maximum               Maximum                Amount of
                                                Amount to be              Offering Price        Aggregate              Registration
Title of Securities to be Registered            Registered(1)(2)          Per Share(3)          Offering Price(3)      Fee
------------------------------------            ---------------           --------------        ----------------       ------------
Common Stock, par value $0.01 per share         312,555,866 shares        $62.25                $19,456,602,659        $5,408,936
Rights(4)



(1) This Registration Statement also registers resales of shares of common stock that constitute "restricted securities" under Rule 144(a)(3) of the Securities Act of 1933, as amended, or that are held by "affiliates" of the Registrant.

(2) This Registration Statement also relates to an indeterminate number of additional shares of common stock that may be issued pursuant to anti-dilution and adjustment provisions of the above-named plans.

(3) Estimated solely for purposes of calculating the registration fee, in accordance with Rule 457(h) under the Securities Act of 1933, as amended. Such estimate is based upon the average of the high and low sales prices of the common stock of The Goldman Sachs Group, Inc. on June 14, 1999, as reported on the New York Stock Exchange Composite Tape.

(4) Each share of common stock includes one Shareholder Protection Right issued pursuant to a Rights Agreement, dated April 5, 1999.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

        All information required by Part I to be contained in the prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended.

                                75,874,681 SHARES

                          THE GOLDMAN SACHS GROUP, INC.

                                  COMMON STOCK
                      -------------------------------------

         In connection with its initial public offering, The Goldman Sachs Group, Inc. awarded restricted stock units and interests in The Goldman Sachs Defined Contribution Plan to certain of its employees. This prospectus relates to up to 75,874,681 shares of common stock of The Goldman Sachs Group, Inc., of which up to 33,292,869 shares may be delivered pursuant to the terms of restricted stock units awarded to employees on a discretionary basis, up to 30,025,946 shares may be delivered pursuant to the terms of restricted stock units awarded to employees on a formula basis and up to 12,555,866 shares may be delivered pursuant to the terms of The Goldman Sachs Defined Contribution Plan.

         The shares of common stock may be sold from time to time in one or more transactions on the New York Stock Exchange, at market prices and on terms prevailing at the time of the sale. See "Plan of Distribution". The shares of common stock are listed on the New York Stock Exchange under the symbol "GS".

         The Goldman Sachs Group, Inc. will not receive any of the proceeds from the sale of shares of common stock by the persons who use this prospectus to effect resales of their shares, but will pay all costs, expenses and fees in connection with the registration of the shares of common stock, which are estimated to be approximately $1,400,000.

         See "Risk Factors" beginning on page 11 of the prospectus, dated May 3, 1999, of The Goldman Sachs Group, Inc., which prospectus is treated as a part of this prospectus, to read about factors you should consider before buying shares of common stock.

                      -------------------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                      -------------------------------------

NO DEALER, SALESPERSON OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU MUST NOT RELY ON ANY UNAUTHORIZED INFORMATION OR REPRESENTATIONS. THIS PROSPECTUS IS AN OFFER TO SELL OR TO BUY ONLY THE SHARES OFFERED BY THIS PROSPECTUS, BUT ONLY UNDER CIRCUMSTANCES AND IN JURISDICTIONS WHERE IT IS LAWFUL TO DO SO. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CURRENT ONLY AS OF THE DATE BELOW.

                      -------------------------------------

                          Prospectus dated June 16, 1999.

                                         TABLE OF CONTENTS

                                                                               Page
                                                                               ----
Available Information......................................................     2

Incorporation of Documents by Reference....................................     2

Selling Shareholders.......................................................     3

Plan of Distribution.......................................................     3

Validity of Common Stock...................................................     4

Experts ...................................................................     4

                              AVAILABLE INFORMATION

        The Goldman Sachs Group, Inc. is required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any documents filed by us at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our filings with the SEC are also available to the public through the SEC's Internet site at http://www.sec.gov and through the New York Stock Exchange at 20 Broad Street, New York, New York 10005, on which our common stock is listed.

        Our principal executive offices are located at 85 Broad Street, New York, New York 10004, and our telephone number is (212) 902-1000.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

        The SEC's rules allow us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date of filing such documents. Any reports filed with the SEC after the date of this prospectus and before the date that the offering of the shares of common stock offered through this prospectus is terminated will automatically update and supersede any information contained in this prospectus or incorporated by reference in this prospectus.

        The Goldman Sachs Group, Inc. incorporates by reference into this prospectus the following documents or information filed with the SEC:

               (1) Prospectus, dated May 3, 1999, of The Goldman Sachs Group, Inc., filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933;

               (2) The description of common stock contained in the Registration Statement on Form 8-A, dated April 27, 1999 (File No. 001-14965), of The Goldman Sachs Group, Inc., filed with the Securities and Exchange Commission pursuant to Section 12(b) of the Securities Exchange Act of 1934; and

               (3) All documents filed by The Goldman Sachs Group, Inc. pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the termination of this offering.

        We will provide without charge to each person to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents (excluding exhibits unless they are specifically incorporated by reference into such documents) referred to above which have been or may be incorporated by reference into this prospectus. You can request such documents from our Director of Investor Relations, 10 Hanover Square, New York, New York 10004, telephone (212) 902-1000.

                              SELLING SHAREHOLDERS

        Persons who acquire shares of common stock pursuant to restricted stock units and The Goldman Sachs Defined Contribution Plan may use this prospectus to effect resales of such shares. Shares of common stock received pursuant to these restricted stock units and The Goldman Sachs Defined Contribution Plan may be deemed to be "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act of 1933. Also, certain of the selling shareholders may be deemed to be "affiliates" of The Goldman Sachs Group, Inc. for purposes of
Section 2(a)(11) of the Securities Act of 1933.

        Selling shareholders who hold more than 1,000 shares of common stock that may be resold pursuant to this prospectus will be listed in a supplement to this prospectus. No selling shareholder may, in any three month period, sell more than the number of shares of common stock permitted by Rule 144(e) under the Securities Act of 1933.

                              PLAN OF DISTRIBUTION

        Shares of common stock acquired pursuant to restricted stock units or The Goldman Sachs Defined Contribution Plan may be sold from time to time by the selling shareholders, or by their pledgees, donees, transferees or other successors in interest. Such sales will be made in ordinary brokerage transactions on the New York Stock Exchange, at prices and on terms then prevailing.

        Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the selling shareholders in amounts to be negotiated in connection with the sales. Such broker-dealers and any other participating broker-dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with such sales and any such commission, discount or concession may be deemed to be underwriting discounts or commissions under the Securities Act of 1933. In addition, any shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act of 1933 may be sold under Rule 144 rather than pursuant to this prospectus.

        Commissions and discounts, if any, attributable to the sales of the shares will be paid by the shareholders who sell the shares.

                            VALIDITY OF COMMON STOCK

        The validity of the common stock will be passed upon for The Goldman Sachs Group, Inc. by Sullivan & Cromwell, New York, New York.

                                     EXPERTS

        The financial statements of Goldman Sachs as of November 28, 1997 and November 27, 1998 and for each of the three years in the period ended November 27, 1998, incorporated in this prospectus by reference to the prospectus, dated May 3, 1999 (the "Incorporated Prospectus"), of The Goldman Sachs Group, Inc. have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

        The historical consolidated income statement data and balance sheet data set forth in "Selected Consolidated Financial Data" for each of the five years in the period ended November 27, 1998 included in the Incorporated Prospectus have been incorporated by reference into this prospectus in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

        The Pro Forma Consolidated Income Statement Information for the year ended November 27, 1998 included in the Incorporated Prospectus has been incorporated by reference into this prospectus in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, on their examination of the Pro Forma Adjustments as described in Note 2 to the Pro Forma Consolidated Financial Information included in the Incorporated Prospectus, and the application of those adjustments to the historical amounts in the Pro Forma Consolidated Income Statement Information for the year ended November 27, 1998, given on the authority of said firm as experts in performing examinations of pro forma financial information in accordance with standards established by the American Institute of Certified Public Accountants.

        The information under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations", except for (i) the information presented under the headings "VaR" or "VaR Methodology, Assumptions and Limitations" and (ii) the information for the three months ended February 26, 1999 and February 27, 1998, taken as a whole, of Goldman Sachs for the three-year period ended November 27, 1998 included in the Incorporated Prospectus has been incorporated by reference into this prospectus in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in performing examinations of management's discussion and analysis of financial condition and results of operations in accordance with standards established by the American Institute of Certified Public Accountants.

        With respect to the unaudited condensed consolidated financial statements of Goldman Sachs as of and for the three months ended February 26, 1999 and for the three months ended February 27, 1998, and the unaudited consolidated pro forma balance sheet information as of February 26, 1999 and the related unaudited consolidated pro forma income statement information for the three months then ended, included in the Incorporated Prospectus and incorporated by reference into this prospectus, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports, dated April 9, 1999, with respect to the unaudited condensed consolidated financial statements of Goldman Sachs as of and for the three months ended February 26, 1999 and for the three months ended February 27, 1998 and May 3, 1999 with respect to the unaudited consolidated pro forma balance sheet information as of February 26, 1999 and the related unaudited pro forma consolidated income statement information for the three months then ended, appearing in the Incorporated Prospectus and incorporated by reference into this prospectus, state that they did not audit and they do not express an opinion on the unaudited historical financial information or the unaudited pro forma financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited historical financial information and on the unaudited pro forma financial information because those reports are not a "report" or a "part" of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Securities Act of 1933.

        Except as otherwise indicated, all amounts with respect to the volume, number and market share of mergers and acquisitions and underwriting transactions and related ranking information included in the Incorporated Prospectus and incorporated by reference into this prospectus have been derived from information compiled and classified by Securities Data Company and have been so included in reliance on Securities Data Company's authority as experts in compiling and classifying information as to securities transactions.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.        INCORPORATION OF DOCUMENTS BY REFERENCE

        The rules of the Securities and Exchange Commission allow the Registrant to "incorporate by reference" information into this Registration Statement. This means that The Goldman Sachs Group, Inc. can disclose important information to you by referring you to another document.

        The following documents have been filed by the Registrant with the SEC and are incorporated herein by reference:

        - Prospectus, dated May 3, 1999, of the Registrant, filed pursuant to Rule 424(b) under the Securities Act of 1933; and

        - The description of common stock contained in the Registration Statement on Form 8-A, dated April 27, 1999 (File No. 001-14965), of the Registrant, filed pursuant to Section 12(b) of the Securities Exchange Act of 1934.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment that indicates all the shares of common stock offered have been sold, or that deregisters all shares of common stock then remaining unsold, shall be deemed to be incorporated by reference into, and to be a part of, this Registration Statement from the date of filing of those documents. The information contained in any such document will automatically update and supersede any information previously incorporated by reference into this Registration Statement.

ITEM 4.        DESCRIPTION OF SECURITIES

        The common stock is registered under Section 12(b) of the Securities Exchange Act of 1934.

ITEM 5.        INTERESTS OF NAMED EXPERTS AND COUNSEL

        The financial statements of Goldman Sachs as of November 28, 1997 and November 27, 1998 and for each of the three years in the period ended November 27, 1998, incorporated in this Registration Statement by reference to the prospectus, dated May 3, 1999 (the "Incorporated Prospectus"), of the Registrant have been so incorporated in reliance on the report of

PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

        The historical consolidated income statement data and balance sheet data set forth in "Selected Consolidated Financial Data" for each of the five years in the period ended November 27, 1998 included in the Incorporated Prospectus have been incorporated by reference into this Registration Statement in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, dated January 22, 1999, given on the authority of said firm as experts in auditing and accounting.

        The Pro Forma Consolidated Income Statement Information for the year ended November 27, 1998 included in the Incorporated Prospectus has been incorporated by reference into this Registration Statement in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, on their examination of the Pro Forma Adjustments as described in Note 2 to the Pro Forma Consolidated Financial Information included in the Incorporated Prospectus, and the application of those adjustments to the historical amounts in the Pro Forma Consolidated Income Statement Information for the year ended November 27, 1998, given on the authority of said firm as experts in performing examinations of pro forma financial information in accordance with standards established by the American Institute of Certified Public Accountants.

        The information under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations", except for (i) the information presented under the headings "VaR" or "VaR Methodology, Assumptions and Limitations" and (ii) the information for the three months ended February 26, 1999 and February 27, 1998, taken as a whole, of Goldman Sachs for the three-year period ended November 27, 1998 included in the Incorporated Prospectus has been incorporated by reference into this Registration Statement in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in performing examinations of management's discussion and analysis of financial condition and results of operations in accordance with standards established by the American Institute of Certified Public Accountants.

        With respect to the unaudited condensed consolidated financial statements of Goldman Sachs as of and for the three months ended February 26, 1999 and for the three months ended February 27, 1998, and the unaudited consolidated pro forma balance sheet information as of February 26, 1999 and the related unaudited consolidated pro forma income statement information for the three months then ended, included in the Incorporated Prospectus and incorporated by reference into this Registration Statement, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated April 9, 1999 with respect to the unaudited condensed consolidated financial statements of Goldman Sachs as of and for the three months ended February 26, 1999 and for the three months ended February 27, 1998 and

May 3, 1999 with respect to the unaudited consolidated pro forma balance sheet information as of February 26, 1999 and the related unaudited pro forma consolidated income statement information for the three months then ended, appearing in the Incorporated Prospectus and incorporated by reference into this Registration Statement, state that they did not audit and they do not express an opinion on the unaudited historical financial information or the unaudited pro forma financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited historical financial information and on the unaudited pro forma financial information because those reports are not a "report" or a "part" of the Registration Statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Securities Act of 1933.

        Except as otherwise indicated, all amounts with respect to the volume, number and market share of mergers and acquisitions and underwriting transactions and related ranking information included in the Incorporated Prospectus incorporated by reference into this Registration Statement have been derived from information compiled and classified by Securities Data Company and have been so included in reliance on Securities Data Company's authority as experts in compiling and classifying information as to securities transactions.

        The validity of the common stock offered hereby was passed upon for the Registrant by Sullivan & Cromwell, New York, New York.

ITEM 6.        INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee of or agent to the Registrant. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise. Section 6.4 of the Registrant's by-laws provides for indemnification by the Registrant of any director or officer (as such term is defined in the by-laws) of the Registrant who is or was a director of any of its subsidiaries, is or was a member of the Shareholders' Committee (as defined in the Incorporated Prospectus) acting pursuant to the shareholders' agreement (as defined in the Incorporated Prospectus) or, at the request of the Registrant, is or was serving as a director or officer of, or in any other capacity for, any other enterprise, to the fullest extent permitted by law. The by-laws also provide that the Registrant shall advance expenses to a director or officer and, if reimbursement of such expenses is demanded in advance of the final disposition of the matter with respect to which such demand is being made, upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that the director or officer is not entitled to be indemnified by the Registrant. To the extent authorized from time to time by the board of directors of the Registrant, the Registrant may provide to any one or more employees of the Registrant, one or more officers, employees and other agents of any subsidiary or one or more directors, officers, employees and other agents of any other enterprise, rights of indemnification and to receive payment or reimbursement of expenses, including attorneys' fees, that are similar to the rights conferred in the by-laws of the Registrant on directors and officers of the Registrant or any subsidiary or other enterprise. The by-laws do not limit the power of the Registrant or its board of directors to provide other indemnification and expense reimbursement rights to directors, officers, employees, agents and other persons otherwise than pursuant to the by-laws. The Registrant has entered into agreements with certain directors, officers and employees who have been asked to serve in specified capacities at subsidiaries and other entities.

        The Registrant entered into an agreement that provides indemnification to its directors and officers, the directors and certain officers of the former general partner of The Goldman Sachs Group, L.P., members of its Management Committee or its Partnership Committee or the former Executive Committee of The Goldman Sachs Group, L.P. and all other persons requested or authorized by the Registrant's board of directors or the board of directors of the former general partner of The Goldman Sachs Group, L.P. to take actions on behalf of the Registrant, The Goldman Sachs Group, L.P. or the former general partner of The Goldman Sachs Group, L.P. in connection with the plan of incorporation, the Registrant's Registration Statement on Form S-1 (File No. 333-74449), and certain other registration statements, including this Registration Statement on Form S-8, for all losses, damages, costs and expenses incurred by the indemnified person arising out of the relevant registration statement or the transactions contemplated by the plan of incorporation. This agreement is in addition to the Registrant's indemnification obligations under its by-laws.

        Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for payments of unlawful dividends or unlawful stock repurchases or redemptions, or
(iv) for any transaction from which the director derived an improper personal benefit. The Registrant's amended and restated certificate of incorporation provides for such limitation of liability.

        Policies of insurance are maintained by the Registrant under which its directors and officers are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of, and certain liabilities which might be imposed as a result of, actions, suits or proceedings to which they are parties by reason of being or having been such directors or officers.

ITEM 7.        EXEMPTION FROM REGISTRATION CLAIMED

        The shares of common stock issued pursuant to the restricted stock units or The Goldman Sachs Defined Contribution Plan were not registered under the Securities Act of 1933 because the awards of the restricted stock units and the contribution of shares of common stock to The Defined Contribution Plan either did not involve an offer or sale for purposes of Section 2(a)(3) of the Securities Act of 1933, in reliance on the fact that such awards were made to a relatively broad class of employees who provided no consideration in exchange for their awards, or such shares of common stock were offered and sold in transactions not involving a public offering, exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) and in compliance with Rule 506 thereunder.

ITEM 8.        EXHIBITS

        The exhibits are listed in the exhibit index.

ITEM 9.        UNDERTAKINGS

        The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                       (i) To include any prospectus required by Section
               10(a)(3) of the Securities Act of 1933;

                       (ii) To reflect in the prospectus any facts or events
               arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                       (iii) To include any material information with respect to
               the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to

Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 11th day of June, 1999.

                                         THE GOLDMAN SACHS GROUP, INC.


                                         By: /s/ Henry M. Paulson, Jr.
                                            -----------------------------------
                                         Name: Henry M. Paulson, Jr.
                                         Title: Chief Executive Officer


                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John A. Thain, Robert J. Katz, Gregory K. Palm and David A. Viniar and each of them severally, his or her true and lawful attorney-in-fact with full power of substitution and resubstitution to sign in his or her name, place and stead, in any and all capacities, to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, including specifically, but without limiting the generality of the foregoing, the power and authority to sign his or her name in his or her respective capacity as a member of the Board of Directors or officer of the Registrant, this Registration Statement, any and all amendments (including post-effective amendments) to this Registration Statement and any other documents filed with the Securities and Exchange Commission, as fully for all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all said attorneys-in-fact and agents, each acting alone, and his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated:


                      TITLE                               SIGNATURE                                DATE
                      -----                               ---------                                ----
Director, Chairman of the Board and                    /s/ Henry M. Paulson, Jr.              June 1, 1999
  Chief Executive Officer                              ---------------------                  -------------------
  (Principal Executive Officer)                        Henry M. Paulson, Jr.


Director and Vice Chairman                             /s/ Robert J. Hurst                    June 1, 1999
                                                       ---------------------                  -------------------
                                                          Robert J. Hurst

Director, President and                                /s/ John A. Thain                      June 14, 1999
  Co-Chief Operating Officer                           ---------------------                  -------------------
                                                           John A. Thain

Director, President and                                /s/ John L. Thornton                   June 6, 1999
  Co-Chief Operating Officer                           ---------------------                  -------------------
                                                         John L. Thornton

Director                                               /s/ John Browne                        June 1, 1999
                                                       ---------------------                  -------------------
                                                          Sir John Browne

Director                                               /s/ James A. Johnson                   June 1, 1999
                                                       ---------------------                  -------------------
                                                         James A. Johnson

Director                                               /s/ John L. Weinberg                   June 3, 1999
                                                       ---------------------                  -------------------
                                                         John L. Weinberg

Chief Financial Officer (Principal Financial           /s/ David A. Viniar                    June 1, 1999
  Officer)                                             ---------------------                  -------------------
                                                          David A. Viniar

Principal Accounting Officer                           /s/ Sarah G. Smith                     June 1, 1999
                                                       ---------------------                  -------------------
                                                          Sarah G. Smith

                                  EXHIBIT INDEX


        4.1  Instruments Defining the Rights of
             Securities Holders
             (a) Form of Award Agreement
                     (Formula RSUs)..................................  (1)
             (b) Form of Award Agreement
                    (Discretionary RSUs).............................  (2)
             (c) Form of Option Agreement............................  (3)
        5.1  Opinion re validity.....................................  Filed as an exhibit hereto.
       10.1  The Goldman Sachs 1999 Stock Incentive
             Plan....................................................  (4)
       10.2  The Goldman Sachs Defined Contribution
             Plan....................................................  (5)
       15.1  Letter re unaudited interim financial
             information.............................................  Filed as an exhibit hereto.
       23.1  Consents of experts and counsel
             (a) PricewaterhouseCoopers LLP..........................  Filed as an exhibit hereto.
             (b) Sullivan & Cromwell.................................  Included in Exhibit 5.1.
             (c) Securities Data Company.............................  Filed as an exhibit hereto.
       24.1  Power of Attorney.......................................  Included in signature page.

--------

(1) Incorporated herein by reference to exhibit no. 10.22 to the Registrant's Registration Statement on Form S-1 (File No. 333-75213).

(2) Incorporated herein by reference to exhibit no. 10.23 to the Registrant's Registration Statement on Form S-1 (File No. 333-75213).

(3) Incorporated herein by reference to exhibit no. 10.24 to the Registrant's Registration Statement on Form S-1 (File No. 333-75213).

(4) Incorporated herein by reference to exhibit no. 10.15 to the Registrant's Registration Statement on Form S-1 (File No. 333-75213).

(5) Incorporated herein by reference to exhibit no. 10.16 to the Registrant's Registration Statement on Form S-1 (File No. 333-75213).